Exhibit 2


                                    AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

   This Amendment to Stock Purchase Agreement (this "Amendment") is entered into effective as of September 29, 2006, by and among Monterey Gourmet Foods, Inc., a Delaware corporation d/b/a Monterey Pasta (the "Purchaser"), Casual Gourmet Foods, Inc., a Florida corporation ("Casual"), and the beneficial owners of all outstanding shares of Casual not owned by the Purchaser (each such owner a "Seller" and together the "Sellers").


                                    RECITALS

         B. The Sellers, Purchaser and Casual entered into a Stock Purchase Agreement, dated effective as of January 11, 2005 (the "Purchase Agreement"), pursuant to which Purchaser agreed to purchase all of the outstanding Shares of Casual.

         C. At the First Closing, the Sellers delivered to the Purchaser 5,760,270 Shares of Casual and Purchaser delivered to Sellers the Initial Payment, pursuant to the Purchase Agreement.

         D. At the Second Closing, the Sellers delivered to the Purchaser 960,045 Shares of Casual and Purchaser delivered to Sellers the Second Payment, pursuant to the Purchase Agreement.

         E. Purchaser, Casual and the Sellers desire to amend the Purchase Agreement, as provided herein, to accelerate the Third Closing and Final Closing and to set the amount of the Third Payment and Final Payment.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

         2. Capitalized Terms. Capitalized terms not otherwise defined in this Amendment shall have the meaning ascribed to such terms in the Purchase Agreement.

         3. Amendments to Purchase Agreement. The Purchase Agreement is hereby amended as follows:

                  a. The Third Closing and Final Closing shall occur simultaneously upon the execution of this Amendment (the "New Final Closing"). At the New Final Closing, the conditions to the parties' purchase obligations set forth in section 5(c) of the Purchase Agreement shall be applicable.

                  b. At the New Final Closing, the Escrow Holder shall deliver to Casual for cancellation any existing certificates for Shares held by the Escrow Holder and Casual shall distribute and deliver to Purchaser a new certificate representing such cancelled Shares;

                  c. The Third Payment and Final Payment shall equal, in the aggregate, Twenty-Three Thousand and no/100 Dollars ($23,000.00) (the "New Final Payment"), which amount shall be delivered to the Stockholders' Representative in cash or by wire transfer at the New Final Closing, with each Seller receiving a proportionate share of the New Final Payment calculated by multiplying the New Final Payment by a fraction, the numerator of which is the number of Shares transferred by such Seller at the New Final Closing and the denominator of which is the total number of all Shares transferred by the Sellers at the New Final Closing.

                  d. The term "New Final Closing" shall mean the Final Closing for purposes of interpreting Section 5 of the New Shareholder Agreement. Therefore, effective as of the New Final Closing, the New Shareholder Agreement (i.e., the Shareholder Agreement between the shareholders of Casual dated January 11, 2005) shall, pursuant to its terms, terminate and be of no further force or effect.

                  e. Other than the obligations of the parties set forth in this Amendment, each of the Purchaser, the Sellers, Casual, the Stockholders' Representative and the Escrow Holder are released from any further obligations under the Purchase Agreement and/or the New Shareholder Agreement, which obligations are hereby waived and released.

         4. Counterparts. This Amendment may be executed in multiple counterparts and by facsimile, each of which shall constitute an original, but all of which taken together shall constitute one and the same Amendment.


                            [Signature page follows.]

   IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                                    PURCHASER:

                                    MONTEREY GOURMET FOODS, INC.,
                                    a Delaware corporation

                                    By: /s/ ERIC C. EDDINGS
                                        -----------------------------------
                                        Name:   Eric C. Eddings
                                        Title:  CEO


                                    CASUAL:

                                    CASUAL GOURMET FOODS, INC., a Florida
                                    corporation

                                    By: /s/ ROBERT J. HAPANOWICZ
                                        -----------------------------------
                                        Name:   Robert J. Hapanowicz
                                        Title:  Chief Financial Officer


SELLERS:

---------------------------------              ---------------------------------
Robert J. Hapanowicz                           Ben R. Rizzo
Date: _____________, 2006                      Date: _____________, 2006


---------------------------------              ---------------------------------
W. Nicholas Hoban                              David Canarelli
Date: _____________, 2006                      Date: _____________, 2006


---------------------------------              ---------------------------------
Milon S. Christmon III                         Donna Johnston, representative of
Date: _____________, 2006                      Alan J. Johnston, deceased
                                               Date: _____________, 2006


---------------------------------              ---------------------------------
John M. McKennan, M.D.                         Gregory C. Jewell
Date: _____________, 2006                      Date: _____________, 2006

Bartle Azzarelli Family, L.P.                  Walter Gardner Trust, dated
                                               February 18, 1988

By:
   -----------------------------
         General Partner                       By:
                                                  ------------------------------
Date: _____________, 2006                         Michael F. Gregory, Trustee
                                                  Date: _____________, 2006


---------------------------------              ---------------------------------
Kevin Todd                                     Dana Todd
Date: _____________, 2006                      Date: _____________, 2006


---------------------------------              ---------------------------------
Thomas DeGironimo                              Virginia DeGironimo
Date: _____________, 2006                      Date: _____________, 2006


---------------------------------              ---------------------------------
Philip T. Dontino                              Barbara Walker
Date: _____________, 2006                      Date: _____________, 2006


---------------------------------              ---------------------------------
William J. DeJohn                              Dan DeSimone
Date: _____________, 2006                      Date: _____________, 2006


---------------------------------
Jack F. Demma
Date: _____________, 2006